Exhibit 21.1

PRO FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Form 10-K

For Fiscal Year Ended December 31, 2009

Subsidiaries of Registrant

ProBank, incorporated under the laws of the State of Florida
536 North Monroe St. Tallahassee, Fl 32301